UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2019
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Cimpress N.V.
(Exact Name of Registrant as Specified in Its Charter)
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The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hudsonweg 8
Venlo	5928 LW
The Netherlands	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 31-77-850-7700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12.b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 9, 2019, the Board of Directors of Cimpress N.V. (the "Board") approved a new compensation package for Robert Keane, Cimpress' Chief Executive Officer and Chairman of the Board. The two reasons for the changes are as follows:

1.	To replace, to the maximum extent practicable, Mr. Keane’s annual cash compensation with performance share units (“PSUs”).

2.
To align the amount of Mr. Keane’s Board-related compensation to the compensation program applicable to the remaining members of the Board given Mr. Keane’s appointment to our new single-tier Board at our Annual General Meeting of Shareholders on November 13, 2018. This is simply a reallocation of a portion of Mr. Keane’s compensation to his Board role and is not otherwise intended to increase his total compensation (i.e., it is not incremental to Mr. Keane’s compensation prior to his election to the Board).

Effective with the first payroll of calendar year 2019, Mr. Keane’s base salary is reduced to $455 per week, which is the minimum weekly salary for exempt employees under the United States Fair Labor Standards Act.

The PSU awards that we intend to grant to Mr. Keane in lieu of his cash-based annual salary and cash-based annual Board fees will include quarterly service-based vesting that is aligned with the time period the cash compensation would have otherwise been earned. The PSU awards that we intend to grant to Mr. Keane as long-term incentives (both for his role as Chief Executive Officer of Cimpress and for his role as Chairman of the Board) will continue to include four-year service-based vesting. As set forth in Cimpress’ 2016 Performance Equity Plan, each PSU represents a right to receive between 0 and 2.5 ordinary shares of Cimpress N.V. upon the satisfaction of both the service-based vesting described above and performance conditions relating to the appreciation of Cimpress' 3-year moving average share price over a 6- to 10-year period. Until June 2023, the number of PSUs that Mr. Keane may receive in any fiscal year, inclusive of all changes outlined in this Report, remains capped at a maximum of 75,000 as set forth in the Agreement Limiting PSU Awards between Cimpress and Mr. Keane.

For the second half of fiscal year 2019, Mr. Keane will receive PSU awards in an aggregate amount of $941,372, which is in lieu of base salary and Board fees payable during that period and also includes the annual equity award granted to Board members for fiscal year 2019.

For fiscal year 2020, Mr. Keane will receive PSU awards for his role as Chairman of the Board in an aggregate amount consistent with the compensation program for all Board members. For his role as Chief Executive Officer, Mr. Keane will also receive PSU awards for his fiscal year 2020 long-term incentive award and in lieu of his fiscal year 2020 base salary in amounts to be determined by the Compensation Committee (minus the amounts of his PSU awards for his Board service).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 11, 2019        Cimpress N.V.

By:	/s/ Sean E. Quinn
Sean E. Quinn
Executive Vice President and Chief Financial Officer